EXHIBIT 10.11
[Form of Warrant Agreement Issued in Connection with the Acquisition of Access National
Mortgage Corporation.]
STOCK PURCHASE WARRANT
     This Warrant is issued this 1st day of December, 1999 by ACCESS NATIONAL BANK (the “Bank”), to                                                                                     , or his registered assignee, (collectively, the “Holder” or “Holders”).
AGREEMENT:
     1. Issuance of Warrant; Term. Pursuant to the Agreement and Plan of Reorganization between Access National Bank and Mortgage Investment Corporation dated May 31, 1999, whereby the Holder acquired                      shares of the common stock of Access National Bank, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Bank grants to Holder the right to purchase                      shares of the Bank’s common stock (the “Common Stock”). The shares of Common Stock issuable upon exercise of this Warrant are referred to as the “Shares.” This Warrant will be exercisable in whole or in part at any time and from time to time from the date hereof to and including December 1, 2006, at which time this Warrant shall expire. Any partial exercise of the Warrant will not negate Holder’s right to exercise subsequently other portions of the Warrant.
     2. Exercise Price. The exercise price (the “Exercise Price”) per share for which all or any of the Shares may be purchased under this Warrant will be $100.00.
     3. Exercise. This Warrant may be exercised by the Holder (but only on the following conditions) as to all or any increment or increments of                      Shares (or the balance of the Shares if less than such number), on delivery of written notice of intent to exercise to the Bank at 14006 Lee-Jackson Memorial Highway, Chantilly, Virginia 20151, or such other address as the Bank designates in a written notice to the Holder, together with this Warrant and payment to the Bank of the aggregate Exercise Price of the Shares so purchased. The Exercise Price will be payable by certified or bank check. On exercise of this Warrant, the Bank will as promptly as practicable, and in any event within 60 days thereafter, execute and deliver to the Holder a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised in such names and denominations as are requested by such Holder. If this Warrant is exercised with respect to less than all of the Shares then covered by this Warrant, the Holder is entitled to receive a new Warrant covering the number of Shares in respect of which this Warrant has not been exercised, and such new Warrant will in all other respects be identical to this Warrant.
     4. Covenants and Conditions. The above provisions are subject to the following:
          4.1 Neither this Warrant nor the Shares have been registered under the Securities Act of 1933, as amended (“Securities Act”) or any state securities laws (“Blue Sky Laws”). This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be pledged, hypothecated, sold, made subject to a security interest or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and applicable Blue Sky Law or (ii) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Bank and its counsel, that registration is not required under the Securities Act or under any applicable Blue Sky Laws

(the Bank acknowledges that Mays & Valentine, L.L.P. is acceptable counsel). Transfer of the shares issued on the exercise of this Warrant will be restricted in the same manner and to the same extent as the Warrant and the certificates representing such Shares will bear substantially the following legend:
THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT’), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT OR SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE BANK, REGISTRATION UNDER SUCH SECURITIES ACTS OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.
     The Holders and the Bank will execute such other documents and instruments as counsel for the Bank reasonably deems necessary to effect the compliance of the issuance of this Warrant and any shares of Common Stock issued on exercise hereof with applicable federal and state securities laws.
          4.2 All Shares issued on exercise of this Warrant will, on issuance and payment therefore, be legally and validly issued and outstanding, fully paid and nonassessable, free from all taxes, liens, charges and preemptive rights, if any, with respect thereto or to the issuance thereof. The Bank will at all times reserve and keep available for issuance on the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.
     5. Warrant Holder Not Shareholder; Rights, Rights Offering; Preemptive Rights; Preference Rights. Except as otherwise provided, this Warrant does not confer on the Holder, as such, any right whatsoever as a shareholder of the Bank. Notwithstanding the foregoing, if the Bank offers to all of the Bank’s shareholders the right to purchase any securities of the Bank, then, for such purpose, all shares of Common Stock that are subject to this Warrant shall be deemed to be outstanding and owned by the Holder and the Holder shall be entitled to participate in such rights offering.
     6. Adjustment on Changes in Stock.
          6.1 If all or any portion of this Warrant is exercised after any stock split, stock dividend, recapitalization, combination of shares of the Bank or other similar event, occurring after the date hereof, then the Holder exercising this Warrant will receive, for the aggregate price paid on such exercise, the aggregate number and class of shares that the Holder would have received if this Warrant had been exercised immediately before such stock split, stock dividend, recapitalization, combination of shares or other similar event. If any adjustment under this Section 6.1 would create a fractional share of Common Stock or a right to acquire a fractional Share, such fractional Share will be disregarded. Whenever there is an adjustment under this Section 6.1, the Bank will forthwith notify the Holder of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

          6.2 If all or any portion of this Warrant is exercised after any merger, consolidation, exchange of shares, separation, reorganization or liquidation of the Bank or other similar event, occurring after the date hereof, and, as a result of which shares of Common Stock are changed into the same or a different number of shares of the same or another class or classes of securities of the Bank or another entity, then the Holder exercising this Warrant will receive, for the aggregate price paid on such exercise, the aggregate number and class of shares that the Holder would have received if this Warrant had been exercised immediately before such merger, consolidation, exchange of shares, separation, reorganization or liquidation or other similar event. If any adjustment under this Section 6.2 would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share will be disregarded. Whenever there is an adjustment pursuant to this Section 6.2, the Bank will forthwith notify the Holder of such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.
     7. Governing Law. This Warrant will be governed by the laws of the Commonwealth of Virginia.
     8. Severability. If any provision(s) of this Warrant or the application thereof to any person or circumstances is invalid or unenforceable to any extent, the remainder of this Warrant and the application of such provisions to other persons or circumstances, will not be affected and will be enforced to the greatest extent permitted by law.
     9. Counterparts. This Warrant may be executed in any number of counterparts and by different parties to this Warrant in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same Warrant.
IN WITNESS WHEREOF, the parties have set their hands as of the date first above written.

ACCESS NATIONAL BANK

By:

Its: President and Chief Executive Officer

(NAME OF HOLDER)